SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  April 1, 2003
                Date of Report (date of earliest event reported)

                         Commission File Number 1-13873
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                                 STEELCASE INC.
             (Exact name of registrant as specified in its charter)


       Michigan                                       38-0819050
 (State of incorporation)                 (IRS employer identification number)

        901 44th Street,
      Grand Rapids, Michigan                            49508
(Address of principal executive offices)              (Zip Code)

                                 (616) 247-2710
                         (Registrant's telephone number)
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ITEM 9.       Regulation FD Disclosure

See Item 12.  Results of Operations and Financial Condition

ITEM 12.  Results of Operations and Financial Condition

On March 31, 2003, Steelcase Inc. ("the Company") reported its fourth quarter and fiscal year results and is furnishing the earnings release required under
Item 12. The following exhibit is included herein:

EXHIBIT 99.1 Earnings Release - Fourth Quarter and Fiscal Year Ended February 28, 2003

The earnings release contains various non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measure.

For each non-GAAP financial measure presented in the earnings release, the measure is presented because management uses this information in monitoring and evaluating the on-going financial results and trends excluding these items. The non-GAAP financial measures used within the Company's earnings release include:

- Fourth quarter and year-to-date net income and earnings per share excluding non-recurring items;
- Fourth quarter and year-to-date operating income by segment excluding non-recurring items; and
-    Outlook on an earnings per share basis excluding non-recurring items.

Management believes this information is also useful for investors because the non-recurring items represent transactions that are unusual due to their nature, size or infrequency. As a result, management believes excluding non-recurring items in the Company's results provides users of the financial statements an important insight into operating results and trends.






                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            STEELCASE INC.

Date: April 1, 2003

                                            /S/ JAMES P. KEANE
                                            -----------------------------------
                                            James P. Keane
                                            Senior Vice President
                                            and Chief Financial Officer
                                            (Duly Authorized Officer and
                                            Principal Financial Officer)

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